                                                                   EXHIBIT 10.69

                                  2ND AMENDMENT
                             TO VERTICAL CLUB LEASE

                                 APRIL 15, 1998

                               SECOND AMENDMENT TO
                              AMENDED AND RESTATED
                               NET OPERATING LEASE

        This SECOND AMENDMENT TO AMENDED AND RESTATED NET OPERATING LEASE (this "AMENDMENT") is made and entered into as of April 15, 1998, by and among HIRSCHFELD REALTY CLUB CORPORATION and 328 E. 61 CORP. (collectively, "LANDLORD"), and THE SPORTS CLUB COMPANY, INC., a Delaware corporation ("TENANT"), with reference to the following recitals:

                                    RECITALS:

        A. Landlord and Vertical Fitness and Racquet Club, Ltd. Entered into that certain Amended and Restated Net Operating Lease (the "RESTATED LEASE") dated as of March 26, 1985, as amended by that certain Lease Modification Agreement (the "FIRST AMENDMENT") dated as of July 1, 1990 (as so amended, the "LEASE"), wherein Tenant leased from Landlord premises commonly known as 330 East 61st Street and 333 East 60th Street, New York, New York, and more particularly described in the Lease.

        B. Concurrently herewith, Tenant is accepting an assignment of the Lease from Hilton Hotels Corporation, which is the successor by merger to Bally Entertainment Corporation, successor to the tenant named in the Restated Lease.

        C. Landlord and Tenant desire to amend the Lease as more particularly set forth below.

        NOW THEREFORE, in consideration of the mutual covenants made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

        1. DEFINITIONS. All terms defined in the Lease shall have the same meaning when used in this Amendment, unless otherwise specified.

        2. REFERENCES TO LEASE. Unless the context requires otherwise, all references to the "Lease" in the Lease shall hereafter be deemed to mean the Lease as amended by this Amendment.

        3. FIRST AMENDMENT VOID. The First Amendment is hereby nullified and voided. As a result thereof, all space originally demised pursuant to the Restated Lease is demised to Tenant.

        4. TERM. Section 1/01 of the Restated Lease is hereby amended to delete "September 30, 2001" therefrom, and to substitute therefor: "December 31, 2020."

        5. MEMORANDUM. Simultaneously with the execution hereof, Landlord and Tenant shall each duly execute and acknowledge an amendment to the existing memorandum of lease, in the form of Exhibit 1 to this Amendment (the "Memorandum Amendment").

        6. RENT.

                (i) The first grammatical paragraph of Section 2.01 of the Restated Lease is hereby deleted in its entirety, and the following is substituted therefor:

                "2.01 Tenant agrees to pay Landlord a fixed rental ("Fixed Rent") (a) with respect to the period from and after the date hereof and until September 30, 2000, (i) at the rate of $1,008,000 per annum plus (ii) at the rate of an additional $180,000 per annum for the garage plus (iii) a monthly amount equal to the monthly base rent payable by Scores Entertainment, Inc. ("Scores"), including any escalations thereof, under its sublease for a portion of the Demised Premises, whether or not such monthly subrent is actually paid by Scores to Tenant, and
                (b) with respect to the period from and after October 1, 2000 and until December 31, 2000, (i) at the rate of $1,080,000 per annum plus (ii) at the rate of an additional $180,000 per annum for the garage plus (iii) a monthly amount equal to the monthly base rent payable by Scores, including any escalations thereof, under its sublease for a portion of the Demised Premises, whether or not the such monthly subrent is actually paid by Scores to Tenant, and (c) with respect to the period from and after January 1, 2001 and until December 31, 2001, at the rate of $2,800,000.00 per annum, and (d) with respect to the period from and after January 1, 2002 and until December 31, 2002, at the rate of $3,000,000.00 per annum, and (e) with respect to the period from and after January 1, 2003 and until December 31, 2003, at the rate of $3,200,000.00 per annum, and (f) with respect to the period from and after January 1, 2004 and until December 31, 2004, at the rate of $3,400,000.00 per annum, and
                (g) with respect to the period from and after January 1, 2005 and until December 31, 2005, at the rate of $3,400,000.00 per annum, and (h) with respect to the period from and after January 1, 2006 and until December 31, 2010, at the rate of $3,720,000.00 per annum, and (i) with respect to the period from and after January 1, 2011 and until December 31, 2015, at the rate of $4,072,000.00 per annum and (j) with respect to the period from and after January 1, 2016 and until December 31, 2020, at the rate of $4,110,720.00 per annum. No rent shall be payable for the garage from and after January 1, 2001. No rent shall be payable with respect to the monthly base rent payable by Scores, including any escalations thereof, under its sublease for a portion of the Demised Premises from and after January 1, 2001."

        (ii) Section 2.03 of the Restated Lease is hereby deleted in its entirety.

        7. USE OF DEMISED PREMISES. The first sentence of Section 3.01 of the Restated Lease is hereby deleted in its entirety, and the following is substituted therefor:

                "3.01 Subject to and in accordance with all applicable rules, regulations, laws, zoning and other ordinances, statutes and requirements of all governmental authorities and the Fire Insurance Rating Organization and Board of Fire Insurance Underwriters, and any similar bodies, having jurisdiction thereof, Tenant is authorized to and shall be permitted to use the Demised Premises for any lawful purpose, including, without limitation, as a tennis and sport complex, health spa, office space, restaurant, nightclub, cabaret, garage and for the sale of sports and fitness equipment, health foods, vitamins and juices; provided, however, that the use of the Demised Premises shall at all times continue to be commensurate with, at least comparable in quality to and harmonious with the uses made of buildings and improvements in the vicinity of the Demises Premises."

        8. CHANGES AND ALTERATIONS. Subsection (i) of Section 6.04 of the Restated Lease is hereby amended to delete "One Hundred Thousand ($100,000) Dollars"; therefrom and to substitute therefor "Two Hundred Thousand ($200,000) Dollars"; and the second sentence of Subsection (vi) of Section 6.04 of the Restated Lease is hereby deleted in its entirety.

        9. THE 328 EASEMENT. By its execution hereof, 328 E. 61 Corp. acknowledges and agrees that the 328 Easement Agreement continues in full force and effect for the benefit of Tenant throughout the term of the Lease as extended hereby, and shall continue throughout the term of each duly exercised Renewal Option. Simultaneously with the execution hereof, 328 E. 61 Corp. shall execute, acknowledge and deliver to Tenant for recordation in the City Register's Office an amendment to the 328 Easement Agreement acknowledging the foregoing.

        10. ZONING RIGHTS. Article 8 of the Restated Lease is hereby deleted in its entirety, and the following is substituted therefor:

        "8.01 To the full extent that they may used with respect to the Demised Premises, Landlord hereby transfers to Tenant all excess floor area and/or development rights (collectively, the "Excess Zoning Rights") determined pursuant to the Zoning Resolution of the City of New York, effective as December 15, 1961, as amended on August 17, 1977 (as so amended, or as the same may heretofore have been or hereafter be amended, the "Zoning Resolution") that are appurtenant to the Demised Premises and based upon the Improvements existing thereon as of the date hereof, and Landlord shall have no entitlement thereto during the term of this Lease. Landlord shall, upon reasonable request by Tenant, but at no cost to Landlord, take such actions and execute such documents as Tenant may reasonably deem necessary or desirable in order to confirm the ownership by Tenant of the Excess Zoning Rights."

        11. NON-DISTURBANCE. Landlord shall use reasonable efforts to deliver to Tenant a non-disturbance agreement duly executed and acknowledged by the Fee Mortgagee, and/or by any and all mortgagees of Landlord's interest in the Demised Premises, with respect to the estate of Tenant under the Lease, in substantially the form of Exhibit H to the Restated Lease. It shall be a condition to Tenant's obligation pursuant hereto that it receive either all of said non-disturbance agreements or Tenant is otherwise reasonable satisfied as to the priority of the Lease. Landlord hereby represents and warrants that as of the date hereof there is , and on the date of recordation of the Memorandum Amendment there shall be, no Fee Mortgagee or any mortgagee of Landlord's interest in the Demised Premises,

        12. RENEWAL OPTIONS. Article 25 of the Restated Lease is hereby deleted in its entirety, and the following is substituted therefor:

                "25.01 Tenant shall have the option (the "First Renewal Option") to extend the term of this Lease for an additional period (the "First Renewal Term") of five years commencing on the day immediately succeeding the Expiration Date and termination on the fifth anniversary of the Expiration Date. The First Renewal Option must be exercised by written notice (the "First Renewal Notice") sent by Tenant to Landlord by certified or registered mail, return receipt requested, not later than twelve months prior to the Expiration Date. Any termination, cancellation or surrender of Tenant's interest in this Lease during the original term hereof shall terminate Tenant's right to exercise the First Renewal Option, Tenant's right to exercise the First Renewal Option shall not apply upon the occurrence and/or during the continuance of an Event of Default on the part of Tenant hereunder.

                "Upon delivery of the First Renewal Notice by Tenant in accordance with the terms hereof, this Lease shall thereupon be deemed renewed for the First Renewal Term with the same force and effect as if the First Renewal Term had originally been included in the term of this Lease, and this Lease, as extended, shall be upon the same terms, covenants and conditions as are contained herein, except that the amount of the Fixed Rent payable during the First Renewal Term shall be $4,501,792.00 per annum.

                "Upon Tenant's exercise of this option to extend the term of this Lease for the First Renewal Term, Landlord and Tenant, upon demand by either party, shall execute and deliver an instrument in recordable form, setting forth the new expiration date of the term of this Lease.

        "25.02 If the term of this Lease shall have been duly extended for the First Renewal Term, Tenant shall have the option (the "Second Renewal Option") to extend the term of this Lease for an additional period (the "Second Renewal Term," and together with the First Renewal Term, being hereinafter sometimes collectively referred to as the "Renewal Terms") of five years commencing on the day immediately succeeding the Expiration Date of the First Renewal Term, and terminating on the fifth anniversary of the Expiration Date of the First Renewal Term. The Second Renewal Option must be exercised by written notice (the "Second Renewal Notice") delivered by Tenant to Landlord by certified or registered mail, return receipt requested, not later than twelve months prior to the Expiration Date of the First Renewal Term. Any termination, cancellation or surrender of Tenant's interest in this Lease during the original term (or First Renewal Term) hereof shall terminate Tenant's right to exercise the Second Renewal Option. Tenant's right to exercise the Second Renewal Option shall not apply upon the occurrence and/or during the continuance of an Event of Default on the part of Tenant hereunder.

                "Upon delivery of the Second Renewal Notice by Tenant in accordance with the terms hereof, this Lease shall thereupon be deemed renewed for the Second Renewal Term with the same force and effect as if the Second Renewal Term had originally been included in the term of this Lease, and this Lease, as extended, shall be upon the same terms, covenants and conditions as are contained herein, except that the amount of Fixed Rent payable during the Second Renewal Term shall be $4,931,971.00 per annum.

                "Upon Tenant's exercise of its option to extend the term of this Lease for the Second Renewal Term, Landlord and Tenant, upon demand by either party, shall execute and deliver to each other an instrument in recordable form, setting forth the new expiration date of the term of this Lease.

        13. SIGNS AND PLAQUES. The following is hereby added to Article 27 of the Restated Lease:

        "Tenant shall have the right of selection of the location, design and size of signage on the interior areas of the Demised Premises and on the exterior areas of the Demised Premises fronting upon Sixtieth and/or Sixty-first Streets. Landlord shall have the right of selection of the location, design and size of signage on the exterior areas of the Demised Premises fronting upon both or either eastern and western exterior exposures. All signage shall be subject to local law. Tenant signage shall be approved by Landlord; Landlord signage shall be approved by Tenant.

Neither such approval shall be unreasonably withheld. Landlord agrees that no eastern or western signage will depict or advertise in any fashion any competing or exogenous health club, sports club or athletic club, or any sports or athletic company, or any similar enterprise, or any logo thereof. Landlord and Tenant shall each bear the cost of installation, maintenance and utilities relating to its sign(s), shall at all times maintain them in good condition and repair, and shall promptly repair any damage caused by their removal."

        "Tenant shall cause plaques honoring Abraham Hirschfeld to be displayed
(one) near the main exterior entry and (one) in the main lobby identifying Abraham Hirschfeld as the founder, designer and builder of the Demised Premises."

14. NOTICES. Section 29.01 of the Restated Lease is hereby modified to delete all addresses contained therein, and to substitute therefor the following:

          To Tenant:                      The Sports Club Company, Inc.
                                          11100 Santa Monica Blvd., Suite 300
                                          Los Angeles, California 90025
                                          Attn: Michael Talla

          with copies to:                 Resch Polster Alpert & Berger LLP
                                          10390 Santa Monica Blvd., 4th Floor
                                          Los Angeles, California 90025-5058
                                          Attn: Ronald M. Resch

          To Landlord:                    Hirschfeld Realty Club Corporation
                                          c/o Hirschfeld Realty, Inc.
                                          328 East 61st Street
                                          New York, New York 10021
                                          Attn: Mr. Abe Hirschfeld

          and to:                         328 E. 61 Corp.
                                          c/o Hirschfeld Realty, Inc.
                                          328 East 61st Street
                                          New York, New York 10021
                                          Attn: Mr. Abe Hirschfeld


        15. IMPROVEMENT ALLOWANCE. Landlord shall pay 50% of the hard costs of the construction of such alterations and improvements tot he Demised Premises as Tenant may elect to undertake as Tenant's initial improvements, provided, however, that the aggregate cost of Landlord's share thereof shall in no event exceed $4,000,000.00; within a reasonable time after the execution hereof Tenant shall provide to Landlord a description of its intended scope of said initial improvements (but Tenant shall not be precluded from modifying or expanding the scope thereof). Landlord shall disburse such payments from time to time within fifteen days after Tenant's request therefor, accompanied by conditional lien releases with respect to all invoices to be paid from such disbursement, and unconditional lien releases with respect to all prior disbursements (except to the extent that such unconditional lien releases have theretofore been provided to Landlord).

        16. LANDLORD PARKING PRIVILEGES. Landlord shall retain two parking spaces in the Garage, at no charge to Landlord, to be located as Tenant shall from time to time designate.

        17. COMPLIMENTARY MEMBERSHIPS. Throughout the term of the Lease, so long as Tenant operates a health and/or fitness club (the "Club") open to the general public for membership at the Demised Premises, Abraham Hirschfeld and all of his descendants (and their spouses), but not exceeding a total of 20 persons, shall receive nontransferable complimentary memberships at the Club, at the highest level of membership available, including without limitation complimentary locker usage, at no charge for monthly dues but otherwise subject to Tenant's rules and regulations for Club membership and the general operations of the Club applied on a non-discriminatory basis, and subject to charges for ancillary services on the same basis that other highest-level Club members are charged therefor. Subject to the terms and conditions of this Section 17, each of the memberships described in this Section 17 shall remain valid so long as such membership is kept in good standing in accordance with the rules of the Club consistently applied. Nothing in this Section 17 shall give any recipient of a membership described in this Section 17 any rights against Tenant if Tenant shall, from time to time, either cease operating the Club or change the manner of its operations, in any such instance for any reason whatsoever. All such memberships shall automatically terminate upon (a) termination of the Lease, (b) any sale of other transfer of the Club by Tenant in any arms'-length transaction, or (c) any sale or other transfer of the Demised Premises by Landlord (or any sale or other transfer of interest in the entities constituting Landlord such that Abraham Hirschfeld or his descendants do not own a controlling interest therein).

        18. MISCELLANEOUS CLUB MATTERS.

                (a) In any public relations releases of Tenant's wherein the history of "The Vertical Club" is recalled or recited, Tenant shall recognize Abraham Hirschfeld as the founder.

                (b) Tenant shall not use the name "Vertical Club" with respect to any location other than the Demised Premises without first obtaining the Approval of Abraham Hirschfeld; such approval shall not be unreasonably withheld; it being agreed that the Vertical Club is recognized by many newspapers and the media as one of the 7 wonders of the world and, therefore, any additional "Vertical Club" may remove that dignity.

                (c) After Tenant has completed its contemplated initial improvement to the Demised Premises to be undertaken after the date hereof, Tenant contemplates hosting a party commemorating such completion. Landlord shall have the right to bear 50% of the cost thereof and thereby be a co-host of such party; if Landlord exercises such right, then Tenant shall hold such party and shall also therein commemorate the twentieth anniversary of the original opening of the Club.

        19. BROKER. Landlord agrees to pay a brokerage commission to Invescorp International Ltd., and to indemnify, defend and hold Tenant harmless against and from any and all losses, damages, costs and expenses (including, but not limited to, attorneys' fees and costs) incurred by Tenant by reason of any claim for a broker's or finder's fee, owing to Invescorp International Ltd., but no other. Tenant agrees to indemnify, defend and hold Landlord harmless against and from any and all losses, damages, costs and expenses (including, but not limited to, attorneys' fees and costs) incurred by Landlord by reason of any claim for a broker's or finder's fee, if any, owing to The Weatherby Company, but no other.

        20. COUNTERPARTS; TIME. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument. Time is of the essence of each and every provision hereof.

        21. AUTHORIZATION. Each individual and entity executing this Amendment hereby represents and warrants that it has the capacity set forth on the signature pages hereof with full power and authority to bind to the terms hereof the party on whose behalf it is executing this Amendment.

        22. APPLICABILITY OF LEASE. Landlord and Tenant intend to effect a novation of the Lease hereby. As an intended consequence thereof, Tenant shall not be responsible for any act, event, occurrence, or non-performance of any obligation on or with respect to the Lease, occurring or accruing prior to the date hereof, and no predecessor of Tenant's with respect to the Demised Premises shall have any liability on or with respect to the Lease after the date hereof.



                           [intentionally left blank]

        IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this Amendment as of the date first above written.

              LANDLORD:             HIRSCHFELD REALTY CLUB CORPORATION,
                                    a New York corporation,


                                    By /s/ Abraham Hirschfeld
                                       -----------------------------------------
                                       Its
                                           -------------------------------------

                                    328 E. 61 CORP
                                    a New York corporation,


                                    By /s/ Abraham Hirschfeld
                                       -----------------------------------------
                                       Its
                                           -------------------------------------

              TENANT:               THE SPORTS CLUB COMPANY, INC.
                                    a Delaware corporation


                                    By /s/ David M. Talla
                                       -----------------------------------------
                                       Its  CEO
                                           -------------------------------------